Exhibit 99.1

MarkWest Energy Partners, L.P.		Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200			James Ivey, CFO
Englewood, CO 80112-5000			Andy Schroeder, VP Finance &
(800) 730-8388			Treasurer
(303) 290-8700		Phone:	(303) 290-8700
(303) 290-8769 Fax	Website: www.markwest.com	E-mail:	investorrelations@markwest.com

MARKWEST HYDROCARBON ANNOUNCES PROGRESS ON PLAN OF ACTION

DENVER—October 17, 2005—MarkWest Hydrocarbon, Inc. (AMEX: MWP) (the “Company”), today provided a progress report on the Company’s previously announced Plan of Action to bring it back into compliance with the American Stock Exchange’s (the “Exchange”) listing requirements by October 15, 2005.  The Company is currently not in compliance with the continued listing standards of the Exchange as a result of the Company’s failure to timely file certain Form 10-Ks and Form 10-Qs (the “SEC Filings”) with the Securities Exchange Commission (“SEC”).  The Plan of Action establishes a schedule for the Company to complete and file its Annual Report on Form 10-K for year ended December 31, 2004, and its restated financial statements, Forms 10-Q/A for the first three quarters of 2004, and its Quarterly Reports on Form 10-Q for the first and second quarters of 2005.

The Company is in the final stages of preparation for the Form 10-K and the Forms 10-Q/A and anticipates filing those reports by October 21, 2005.  The Company is planning a conference call next week to discuss the 2004 fourth quarter results.

The Company continues to work to complete the Forms 10-Q for the first, second and third quarter of 2005.  The timing has been impacted by the Company changing its independent auditor, reported in a Form 8-K filing dated September 23, 2005.  The Company will file these reports on a sequential basis as soon as each Form 10-Q has been completed.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly-traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, and our Forms 10-Q for 2004, as filed with the SEC.